UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 22, 2006

RATHGIBSON, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134875	22-3683283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2505 Foster Avenue, Janesville, Wisconsin	53547
(Address of principal executive offices)	(Zip Code)

(800) 367-7284
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2006, RathGibson, Inc. (the “Company”) completed the sale and leaseback of its Janesville, Wisconsin manufacturing and distribution facility to AGNL RathGibson, L.L.C. (the “Purchaser”), an unaffiliated third party.  The Company received $5.2 million for this facility and agreed to lease this facility from the Purchaser, as described below.  The foregoing transaction is referred to as the “Sale-Leaseback Transaction.”

Concurrently with the Sale-Leaseback Transaction, the Company’s leased warehouse facility, also located in Janesville, Wisconsin, was acquired by the Purchaser.  The existing lease on the warehouse facility was terminated and the Company and the Purchaser entered into a lease relating to both of the Company’s Janesville, Wisconsin facilities.  This lease has an initial 20-year term with quarterly rent payments of $219,725, adjusted annually to reflect increases in a consumer price index agreed upon by the parties to be used for such purpose.  This lease contains two, 10-year renewal options.  This lease also requires the Company to pay property taxes, insurance and maintenance costs in addition to the rent payments described above.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATHGIBSON, INC.

/s/ Barry C. Nuss
Barry C. Nuss
Chief Financial Officer

Date: December 28, 2006

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